PROMISSORY NOTE
                                 ---------------
                                 AMENDMENT NO. 1
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     This Amendment No. 1 to the  Promissory  Note entered into on June 23, 2003
(the "Effective Date"), by and between Pacer Health Corporation, a corporation organized under the laws of the State of Florida (the "Borrower"), with its principal place of business at 5201 Blue Lagoon, Suite 900, Miami, FL 33126 and AAA Medical Group, Inc. a Florida corporation (the "Medical Center") is entered into between the Borrower and the Medical Center.

               1. Clause 2 with the heading "Borrower's Promise to Pay" of the Promissory Note is amended to delete all of Clause 2 and replace it with the following:

                  BORROWER'S PROMISE TO PAY;
                           In  return  for  Closing  under  that  certain  Asset
                      Purchase Agreement dated April 14, 2003 between Borrower and Lender, Borrower promises to pay the principal sum of EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS (U.S. $800,000.00) (the "Note Amount"), to the order of Lender. Interest will be charged on unpaid principal as of October 15, 2003, at the rate of Twenty percent (20%) per year until the full amount of principal has been paid.

                  MANNER OF PAYMENT
                           (A) TIME/AMOUNT
                           Borrower  shall pay the full Note Amount on or before
                      October 15, 2003.

                           (B) PLACE
                           Payment  shall  be made at 6101  Blue  Lagoon  Drive,
                      Suite 420, Miami, FL 33126 or at such other place as Lender may designate in writing by notice to Borrower.

         2. The covenants and agreements contained in this amendment will inure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and assigns. Purchaser may assign this amendment. This amendment represents the entire understanding of the parties and no prior agreements or representations will be binding upon any of the parties to this amendment unless incorporated in this amendment. No modification or change in this amendment will be valid or binding upon any of the parties unless in writing and executed by the parties to be bound thereby. Miami-Dade County, Florida, will be the only proper venue for any litigation arising out of this amendment. This amendment may be executed in two counterparts each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument. The parties agree that a facsimile signature shall have the same force and effect as an original signature.

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BORROWER:




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By:
Title:






MEDICAL CENTER:



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By:
Title:



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